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                        KOLL REAL ESTATE GROUP, INC.
                            (CUSIP NO. 500434 204)
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE __, 1997

The undersigned hereby authorizes and appoints Messrs. Richard M. Ortwein and Raymond J. Pacini and each of them, as proxies with full power of substitution in each, to vote all shares of Series A Convertible Redeemable Preferred Stock, par value $.01 per share, of Koll Real Estate Group, Inc. (the "Company") held of record on April 24, 1997 by the undersigned at the Annual Meeting of Stockholders to be held at 9:30 a.m., Eastern Daylight Time, on June __, 1997 at the Mellon Bank Building, 8 Loockerman Street, Dover, Delaware, and at any adjournments or postponements thereof, on any matters that may properly come before said meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED: (I) AS DIRECTED ON THE REVERSE SIDE, OR, IN THE ABSENCE OF SUCH DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4; AND (II) IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE SAID MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

   PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE HEREOF AND
                     RETURN IT IN THE ENCLOSED ENVELOPE.

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                 TRIANGLE  FOLD AND DETACH HERE  TRIANGLE

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                                                             Please mark
                                                             your votes as    X
                                                             indicated in
                                                             this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE PROPOSALS SET FORTH
BELOW.

  FOR  AGAINST  ABSTAIN    FOR  AGAINST  ABSTAIN    FOR  AGAINST  ABSTAIN
1./ /    / /      / /    2./ /   / /      / /     3./ /    / /      / /

                                                    FOR  AGAINST  ABSTAIN
                                                  4./ /    / /      / /

                                                  A MAJORITY (OR IF ONLY ONE
                                                  THEN THAT ONE) OF THE ABOVE
                                                  PERSONS OR THEIR
                                                  SUBSTITUTES WHO SHALL BE
                                                  PRESENT AND ACTING AT THE
                                                  MEETING SHALL HAVE THE
                                                  POWERS CONFERRED HEREBY.

                                                  EXECUTION OF THIS PROXY BY
                                                  A STOCKHOLDER WILL REVOKE
                                                  ANY AND ALL PRIOR PROXIES
                                                  GIVEN BY SUCH STOCKHOLDER
                                                  WITH RESPECT TO THE ANNUAL
                                                  MEETING.


Signature(s)                     Signature(s)                   Dated:  , 1997
           ---------------------             ------------------       --

Signature(s) of Stockholder(s) - please sign name exactly as imprinted (do not print). Please indicate any change of address.
NOTE: Executors, administrators, trustees and others signing in a representative capacity should indicate the capacity in which they sign; if shares are held jointly, EACH should sign.

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                           FOLD AND DETACH HERE

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE PROPOSALS
                             SET FORTH BELOW.

PROPOSAL 1 - Approval and adoption of the Exchange Offer proposal which provides for the exchange by the Company of up to all 12% Senior Subordinated Pay-In-Kind Debentures Due March 15, 2002 ("Senior Debentures") and up to all 12% Subordinated Pay-In-Kind Debentures Due March 15, 2002 outstanding as of March 15, 1997 for shares of the Company's Common Stock equal to 90% of the Company's outstanding Common Stock, on a post-Capital Stock Combination and Reverse Stock Split basis (as described in Proposals 2 and 3).

PROPOSAL 2 - Approval and adoption of the Capital Stock Combination Proposal which provides for the amendment of Articles Fourth, Fifth and Sixth of the Company's Restated Certificate of Incorporation (the "Restated Certificate"), subject to the completion of the Recapitalization, in order to provide for combination of the Company's Class A Common Stock, Class B Common Stock and Series A Convertible Redeemable Preferred Stock ("Preferred Stock") into one class and series of stock to be designated "Common Stock," each outstanding share of Preferred Stock will be reclassified to be one and three quarter (1.75) shares of Common Stock and each outstanding share of Class A Common Stock will be reclassified to be one (1) share of Common Stock, and to provide for the elimination of the Board's authority to issue classes or series of stock with preferences over the combined Common Stock (the "Capital Stock Combination").

PROPOSAL 3 - Approval and adoption of the Reverse Split Proposal which provides for the amendment of Article Fifth of the Restated Certificate, subject to the completion of the Recapitalization, to provide for a one for one hundred
(1:100) reverse stock split of each outstanding share of the Company's capital stock (the "Reverse Stock Split").

PROPOSAL 4 - Approve and adopt the Authorized Capital Proposal which provides for the amendment of Article Fourth of the Restated Certificate, subject to the completion of the Recapitalization and the approval and implementation of both the Capital Stock Combination and the Reverse Stock Split, to reduce the authorized capital stock to 18 million shares of the combined Common Stock.